Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

American Outdoor Brands Corporation

(413) 747-6284

lsharp@aob.com

American Outdoor Brands Corporation Reports

Fourth Quarter and Full Year Fiscal 2019 Financial Results

SPRINGFIELD, Mass., June 19, 2019 -- American Outdoor Brands Corporation (NASDAQ Global Select: AOBC), one of the world’s leading providers of firearms and quality products for the shooting, hunting, and rugged outdoor enthusiast, today announced financial results for the fourth quarter and full year fiscal 2019, ended April 30, 2019.

Fourth Quarter Fiscal 2019 Financial Highlights

•	Quarterly net sales were $175.7 million compared with $172.0 million for the fourth quarter last year, an increase of 2.2%.

•	Gross margin for the quarter was 36.1% compared with 33.4% for the fourth quarter last year.

•	Quarterly GAAP net income was $9.8 million, or $0.18 per diluted share, compared with $7.7 million, or $0.14 per diluted share, for the comparable quarter last year.

•

Quarterly non-GAAP net income was $14.2 million, or $0.26 per diluted share, compared with $13.3 million, or $0.24 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments to net income exclude a number of acquisition-related costs and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•	Quarterly non-GAAP Adjusted EBITDAS was $31.9 million, or 18.1% of net sales, compared with $33.4 million, or 19.4% of net sales, for the comparable quarter last year.

Full Year Fiscal 2019 Financial Highlights

•	Full year net sales were $638.3 million compared with $606.9 million a year ago, an increase of 5.2%.

•	Full year gross margin was 35.4% compared with 32.3% last year.

•	Full year GAAP net income was $18.4 million, or $0.33 per diluted share, compared with $20.1 million, or $0.37 per diluted share, last year.

•	Full year non-GAAP net income was $45.9 million, or $0.83 per diluted share, compared with $25.1 million, or $0.46 per diluted share last year.

•	Full year non-GAAP Adjusted EBITDAS was $111.3 million, or 17.4% of net sales, compared with $89.5 million, or 14.7% of net sales, last year.

James Debney, American Outdoor Brands Corporation President and Chief Executive Officer, commented, “Fiscal 2019 was a year that presented challenges for the firearms industry, including changes in the political environment and reduced consumer demand for firearms and for the accessories that are attached to them, such as lights, lasers, and scopes.

Despite that backdrop, we delivered year over year growth in revenue and gross margin, and we believe we gained market share. At the same time, we made significant progress toward our long-term strategy with the construction and ramp up of initial operations at our new Missouri Campus, which will house our Logistics & Customer Services Division and our Outdoor Products & Accessories Division. This state-of-the-art, 633,000 square foot facility, which has now successfully commenced initial operations, will serve as the centralized logistics, warehousing, and distribution operation for our entire business, enabling growth, enhancing efficiencies, and allowing us to better serve customers across the organization. It will also serve as the office location for our entire Outdoor Products & Accessories business. When fully complete, the Missouri Campus will also have allowed us to eliminate 570,000 square feet of operations, office, warehouse, and third-party space across multiple locations, improving our efficiencies and generating capacity for future growth. This is an important strategic initiative supporting our objective to be the leading provider of quality products for the shooting, hunting, and rugged outdoor enthusiast.”

“In our Outdoor Products & Accessories segment, which generated 25% of our total yearly net sales, we delivered year-over-year sales growth of 3.3% and launched over 300 innovative new products, including the Caldwell Hydrosled, the Frankford M-Press, and the BOG DeathGrip Hunting Tripod. We introduced a new line of sights and scopes from our Crimson Trace brand, which not only broadened our product offering, but also greatly expanded our addressable market for this brand, and we launched an exciting re-branding initiative that expanded our BUBBA brand from a single product focus to an exciting lifestyle brand with a variety of new products that address the broader category of fishing gear and accessories.”

“In our Firearms segment, sales grew 6.3% over the prior fiscal year. While consumer demand remained weak throughout fiscal 2019, as indicated by Adjusted NICS background checks which were down 8.8% year over year, our units shipped into the sporting goods channel increased 4.2%. We introduced 106 new firearm skus, including 32 meaningful new products and numerous line extensions. At the end of the year we launched our Performance Center M&P 380 Shield EZ, a high performance version of our original Shield EZ, which has become a favorite for consumers seeking an easy-to-manage, personal protection firearm. Our Shield family products has become a consumer favorite, and by the end of fiscal 2019 we had shipped over 3 million Shield pistols. We are now approaching the $1 billion-dollar milestone for cumulative sales of the Shield family of handguns. Lastly, we introduced several bundle promotions, which combine a firearm with accessories from our Outdoor Products & Accessories segment, delivering customers a great value with brand names they know and trust.”

Jeff Buchanan, Executive Vice President, Chief Financial Officer, and Chief Administrative Officer, commented, “The strength of our balance sheet in fiscal 2019 supported a number of initiatives throughout the year. At the end of our fiscal year, our balance sheet remained strong with approximately $41.0 million dollars of cash and $115.4 million dollars of total net borrowings. I would note that we paid down $25 million dollars on our line of credit in the fourth quarter, resulting in no borrowings on the line of credit at the end of the year. We have reduced our net borrowings by nearly $100.0 million dollars in less than two years, while still investing heavily in our business, including small acquisitions and our new Logistics & Customer Services facility. Currently our long-term borrowings consists of $75.0 million dollars in Senior Notes due in 2020, and $81.4 million dollars on our Bank Term Loan A, also due in 2020.”

Financial Outlook

AMERICAN OUTDOOR BRANDS CORPORATION

NET SALES AND EARNINGS PER SHARE GUIDANCE, INCLUDING GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Range for the Three Months Ending July 31, 2019		Range for the Year Ending April 30, 2020
Net sales (in thousands)	$120,000	$130,000	$630,000	$650,000

GAAP (loss)/income per share - diluted	$(0.03)	$0.01	$0.50	$0.58
Amortization of acquired intangible assets	0.09	0.09	0.36	0.36
Diode recall	(0.01)	(0.01)	(0.01)	(0.01)
Transition costs	—	—	0.01	0.01
Tax effect of non-GAAP adjustments	(0.02)	(0.02)	(0.10)	(0.10)

Non-GAAP income per share - diluted	$0.03	$0.07	$0.76	$0.84

Conference Call and Webcast

The company will host a conference call and webcast today, June 19, 2019, to discuss its fourth quarter and full year fiscal 2019 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President, Chief Financial Officer, and Chief Administrative Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (844) 309-6568 and reference conference identification number 8680919. No RSVP is necessary. The conference call audio webcast can also be accessed live on the company’s website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, the company considers and uses these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) transition costs, (iii) acquisition-related costs, (iv) fair value inventory step-up expense, (v) debt extinguishment costs, (vi) recall related expenses, (vii) the tax effect of non-GAAP adjustments, (viii) net cash provided by operating activities, (ix) net cash used in investing activities, (x) acquisition of businesses, net of cash acquired, (xi) receipts from note receivable, (xii) interest expense (xiii) income tax expense, (xiv) depreciation and amortization, (xv) stock-based compensation expenses, (xvi) discontinued operations, (xvii) changes in contingent consideration, (xiii) Tax Reform, and (xix) goodwill impairment; and (2) the non-GAAP measures that exclude such information. The company presents these non-GAAP measures because it considers them an important supplemental measure of its performance. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP measures. The principal limitations of these measures are that they do not reflect the company’s actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands Corporation

American Outdoor Brands Corporation (NASDAQ Global Select: AOBC) is a provider of quality products for shooting, hunting, and rugged outdoor enthusiasts in the global consumer and professional markets. The Company reports two segments: Firearms and Outdoor Products & Accessories. Firearms manufactures handgun, long gun, and suppressor products sold under the iconic Smith & Wesson®, M&P®, Thompson/Center Arms™, and Gemtech® brands, as well as provides forging, machining, and precision plastic injection molding services. AOB Outdoor Products & Accessories is the industry leading provider of shooting, reloading, gunsmithing, gun cleaning supplies, specialty tools and cutlery, and electro-optics products and technology for firearms. This segment produces innovative, top quality products under the brands Caldwell®; Crimson Trace®; Wheeler®; Tipton®; Frankford Arsenal®; Lockdown®; BOG®; Hooyman®; Smith & Wesson® Accessories; M&P® Accessories; Thompson/Center Arms™ Accessories; Performance Center® Accessories; Schrade®; Old Timer®; Uncle Henry®; Imperial®; BUBBA®; UST®; and LaserLyte. For more information on American Outdoor Brands Corporation, call (844) 363-5386 or log on to www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, our long-term strategy of being the leading provider of quality products for the shooting, hunting, and rugged outdoor enthusiast market; our belief that our new Logistics & Customer Services facility in Missouri, which will serve as the centralized logistics, warehousing, and distribution operation for all of our products, will facilitate our growth, enhance our efficiencies, and allow us to better serve customers across our entire organization; our belief that our new Logistics & Customer Services facility is an important strategic initiative that will support our objective of becoming the leading provider of quality products for the shooting, hunting and rugged outdoor enthusiast; and our expectations for net sales, GAAP income per diluted share, acquisition-related costs, amortization of acquired intangible assets, fair value inventory step-up and backlog expense, tax effect of non-GAAP adjustments, and non-GAAP income per diluted share for the first quarter of fiscal 2020 and for fiscal 2020. We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability and costs of raw materials and components; the impact of protectionist tariffs and trade wars; speculation surrounding fears of terrorism and crime; our anticipated growth and growth opportunities; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; our penetration rates in new and existing markets; our strategies; our ability to maintain and enhance brand recognition and reputation; risks associated with the establishment of our new 630,000 square foot Logistics & Customer Services facility in Missouri; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the general growth of our outdoor products and accessories business; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2019.

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of:
	April 30, 2019	April 30, 2018
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$41,015	$48,860
Accounts receivable, net of allowance for doubtful accounts of $1,899 on April 30, 2019 and $1,824 on April 30, 2018	84,907	56,676
Inventories	163,770	153,353
Prepaid expenses and other current assets	6,528	6,893
Income tax receivable	2,464	4,582

Total current assets	298,684	270,364

Property, plant, and equipment, net	183,268	159,125
Intangibles, net	91,840	112,760
Goodwill	182,269	191,287
Other assets	10,728	11,524

	$766,789	$745,060

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,584	$33,617
Accrued expenses and deferred revenue	39,322	41,632
Accrued payroll and incentives	21,473	10,514
Accrued income taxes	175	513
Accrued profit sharing	2,830	1,283
Accrued warranty	5,599	6,823
Current portion of notes and loans payable	6,300	6,300

Total current liabilities	111,283	100,682
Deferred income taxes	9,776	12,895
Notes and loans payable, net of current portion	149,434	180,304
Capital lease payable, net of current portion	45,400	22,143
Other non-current liabilities	6,452	6,888

Total liabilities	322,345	322,912

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 72,863,624 shares issued and 54,696,762 shares outstanding on April 30, 2019 and 72,433,705 shares issued and 54,266,843 shares outstanding on April 30, 2018	73	72
Additional paid-in capital	263,180	253,616
Retained earnings	402,946	389,146
Accumulated other comprehensive income	620	1,689
Treasury stock, at cost (18,166,862 shares on April 30, 2019 and April 30, 2018)	(222,375)	(222,375)

Total stockholders’ equity	444,444	422,148

	$766,789	$745,060

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended		For the Years Ended
	April 30, 2019	April 30, 2018	April 30, 2019	April 30, 2018
	(Unaudited)
	(In thousands, except per share data)
Net sales	$175,734	$172,026	$638,277	$606,850
Cost of sales	112,369	114,622	412,046	411,098

Gross profit	63,365	57,404	226,231	195,752

Operating expenses:
Research and development	3,508	2,682	12,866	11,361
Selling and marketing	14,985	12,595	57,263	55,805
General and administrative	29,583	25,712	107,650	101,538
Goodwill Impairment	—	—	10,396	—

Total operating expenses	48,076	40,989	188,175	168,704

Operating income	15,289	16,415	38,056	27,048

Other (expense)/income, net:
Other income/(expense), net	(6)	355	33	1,737
Interest expense, net	(2,529)	(2,815)	(9,351)	(11,168)

Total other (expense)/income, net	(2,535)	(2,460)	(9,318)	(9,431)

Income from operations before income taxes	12,754	13,955	28,738	17,617
Income tax expense/(benefit)	2,929	6,291	10,328	(2,511)

Net income	9,825	7,664	18,410	20,128
Net income per share:
Basic	$0.18	$0.14	$0.34	$0.37

Diluted	$0.18	$0.14	$0.33	$0.37

Weighted average number of common shares outstanding:
Basic	54,604	54,174	54,483	54,061
Diluted	55,286	54,658	55,216	54,834

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	April 30, 2019	April 30, 2018
	(In thousands)
Cash flows from operating activities:
Net income	$18,410	$20,128
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,859	52,075
(Gain)/loss on sale/disposition of assets	(454)	44
Provision for losses on accounts receivable	1,060	991
Impairment of long-lived tangible assets	—	282
Goodwill impairment	10,396	—
Deferred income taxes	(2,795)	(8,775)
Change in fair value of contingent consideration	(60)	(1,640)
Stock-based compensation expense	7,992	7,815
Changes in operating assets and liabilities:
Accounts receivable	(28,997)	51,380
Inventories	(10,533)	(16,971)
Prepaid expenses and other current assets	359	514
Income taxes	1,780	5,848
Accounts payable	3,392	(20,998)
Accrued payroll and incentives	10,959	(10,754)
Accrued profit sharing	1,547	(11,721)
Accrued expenses and deferred revenue	(7,193)	(8,424)
Accrued warranty	(1,224)	1,915
Other assets	(671)	(417)
Other non-current liabilities	(377)	351

Net cash provided by operating activities	57,450	61,643

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(1,772)	(23,120)
Receipts from note receivable	74	—
Payments to acquire patents and software	(516)	(560)
Proceeds from sale of property and equipment	1,336	6
Payments to acquire property and equipment	(33,949)	(18,490)

Net cash used in investing activities	(34,827)	(42,164)

Cash flows from financing activities:
Proceeds from loans and notes payable	50,000	150,000
Cash paid for debt issuance costs	—	(158)
Payments on capital lease obligation	(741)	(646)
Payments on notes and loans payable	(81,300)	(181,300)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	2,222	2,213
Payment of employee withholding tax related to restricted stock units	(649)	(2,277)

Net cash used in financing activities	(30,468)	(32,168)

Net decrease in cash and cash equivalents	(7,845)	(12,689)
Cash and cash equivalents, beginning of period	48,860	61,549

Cash and cash equivalents, end of period	$41,015	$48,860

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$9,473	$10,624
Income taxes	$10,567	$1,387

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended				For the Year Ended
	April 30, 2019		April 30, 2018		April 30, 2019		April 30, 2018
	$	% of Sales	$	% of Sales	$	% of Sales	$	% of Sales
GAAP gross profit	$63,365	36.1%	$57,404	33.4%	$226,231	35.4%	$195,752	32.3%
Diode recall	—	—	1,666	1.0%	—	—	1,666	0.3%
Fair value inventory step-up	92	0.1%	272	0.2%	454	0.1%	500	0.1%

Non-GAAP gross profit	$63,457	36.1%	$59,342	34.5%	$226,685	35.5%	$197,918	32.6%

GAAP operating expenses	$48,076	27.4%	$40,989	23.8%	$188,175	29.5%	$168,704	27.8%
Amortization of acquired intangible assets	(5,468)	-3.1%	(5,548)	-3.2%	(21,808)	-3.4%	(20,812)	-3.4%
Goodwill impairment	—	—	—	—	(10,396)	-1.6%	—	—
Transition costs	(434)	-0.2%	2	0.0%	(1,185)	-0.2%	(439)	-0.1%
Acquisition-related costs	(22)	0.0%	(14)	0.0%	(28)	0.0%	(769)	-0.1%

Non-GAAP operating expenses	$42,152	24.0%	$35,429	20.6%	$154,758	24.2%	$146,684	24.2%

GAAP operating income	$15,289	8.7%	$16,415	9.5%	$38,056	6.0%	$27,048	4.5%
Fair value inventory step-up	92	0.1%	272	0.2%	454	0.1%	500	0.1%
Diode recall	—	—	1,666	1.0%	—	—	1,666	0.3%
Amortization of acquired intangible assets	5,468	3.1%	5,548	3.2%	21,808	3.4%	20,812	3.4%
Goodwill impairment	—	—	—	—	10,396	1.6%	—	—
Transition costs	434	0.2%	(2)	0.0%	1,185	0.2%	439	0.1%
Acquisition-related costs	22	0.0%	14	0.0%	28	0.0%	769	0.1%

Non-GAAP operating income	$21,305	12.1%	$23,913	13.9%	$71,927	11.3%	$51,234	8.4%

GAAP net income	$9,825	5.6%	$7,664	4.5%	$18,410	2.9%	$20,128	3.3%
Fair value inventory step-up	92	0.1%	272	0.2%	454	0.1%	500	0.1%
Amortization of acquired intangible assets	5,468	3.1%	5,548	3.2%	21,808	3.4%	20,812	3.4%
Goodwill impairment	—	—	—	—	10,396	1.6%	—	—
Debt extinguishment costs	—	—	226	0.1%	—	—	226	0.0%
Diode recall	—	—	1,666	1.0%	—	—	1,666	0.3%
Transition costs	434	0.2%	(2)	0.0%	1,185	0.2%	439	0.1%
Acquisition-related costs	22	0.0%	14	0.0%	28	0.0%	769	0.1%
Change in contingent consideration	—	—	(340)	-0.2%	(60)	0.0%	(1,640)	-0.3%
Tax Reform	—	—	663	0.4%	—	—	(8,746)	-1.4%
Tax effect of non-GAAP adjustments	(1,624)	-0.9%	(2,459)	-1.4%	(6,322)	-1.0%	(9,057)	-1.5%

Non-GAAP net income	$14,217	8.1%	$13,252	7.7%	$45,899	7.2%	$25,097	4.1%

GAAP net income per share - diluted	$0.18		$0.14		$0.33		$0.37
Fair value inventory step-up	—		—		0.01		0.01
Amortization of acquired intangible assets	0.10		0.10		0.39		0.38
Goodwill impairment	—		—		0.19		—
Debt extinguishment costs	—		—		—		—
Diode recall	—		0.03		—		0.03
Transition costs	0.01		—		0.02		0.01
Acquisition-related costs	—		—		—		0.01
Change in contingent consideration	—		(0.01)		—		(0.03)
Tax Reform	—		0.01		—		(0.16)
Tax effect of non-GAAP adjustments	(0.03)		(0.04)		(0.11)		(0.17)

Non-GAAP net income per share - diluted	$0.26		$0.24	(a )	$0.83		$0.46 (a)

(a)	Non-GAAP net income per share does not foot due to rounding.

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET OPERATING CASH FLOW TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Years Ended
	April 30, 2019	April 30, 2018	April 30, 2019	April 30, 2018
Net cash provided by operating activities	$36,706	$65,865	$57,450	$61,643
Net cash used in investing activities	(7,915)	(4,710)	(34,827)	(42,164)
Acquisition of businesses, net of cash acquired	(19)	—	1,772	23,120
Receipts from note receivable	(74)	—	(74)	—

Free cash flow	28,698	$61,155	$24,321	$42,599

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDAS

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Years Ended
	April 30, 2019	April 30, 2018	April 30, 2019	April 30, 2018
GAAP net income	$9,825	$7,664	$18,410	$20,128
Interest expense	2,747	2,638	9,790	11,092
Income tax expense/(benefit)	2,929	6,291	10,328	(2,511)
Depreciation and amortization	13,908	12,922	52,770	50,970
Stock-based compensation expense	1,922	2,054	7,992	7,816
Diode Recall	—	1,666	—	1,666
Impairment of long-lived tangible assets	—	—	10,396	—
Fair value inventory step-up	92	272	454	500
Debt extinguishment costs	—	226	—	226
Acquisition-related costs	22	14	28	769
Transition costs	434	(2)	1,185	439
Change in contingent consideration	—	(340)	(60)	(1,640)

Non-GAAP Adjusted EBITDAS	$31,879	$33,405	$111,293	$89,455